                                                                   EXHIBIT 10.24


THIS NOTE, AND THE SECURITIES ISSUABLE UPON CONVERSION HEREOF, HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR THE SECURITIES LAWS OF ANY STATE. THIS NOTE, AND THE SECURITIES ISSUABLE UPON CONVERSION HEREOF, MAY NOT BE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS OR PURSUANT TO AN APPLICABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF SUCH ACT AND SUCH LAWS.

THIS NOTE AND THE SECURITIES ISSUABLE UPON CONVERSION HEREOF ARE SUBJECT TO A STOCKHOLDERS AGREEMENT AMONG THE COMPANY AND THE ORIGINAL PURCHASERS OF THIS NOTE. TRANSFEREES OF SUCH SECURITIES SHOULD REVIEW SUCH AGREEMENT TO DETERMINE THEIR RIGHTS AND OBLIGATIONS.


                          OUTBOARD MARINE CORPORATION

                               SUBORDINATED NOTE



$15,000,000                                                   New York, New York
                                                                     May 2, 2000


SECTION 1.  Payment of Principal and Interest.
            ---------------------------------

     OUTBOARD MARINE CORPORATION (the "Issuer"), a Delaware corporation, hereby promises to pay to the order of Quantum Industrial Partners LDC or its successors or assigns (the "Holder") the principal sum of Fifteen Million Dollars ($15,000,000). The principal amount of this Promissory Note (herein, this "Note") remaining unpaid from time to time shall bear interest from the date hereof, until paid in full, payable in accordance with Section 3 hereof. This Note is one of a series of notes (the "Notes") in the aggregate principal amount of $15,000,000 issued under the terms of a Subordinated Note and Warrant Purchase Agreement, dated May 2, 2000 (the "Purchase Agreement"), among the Issuer, Quantum Industrial Partners LDC and Greenlake Holdings III LLC. All payments of principal and interest under this Note and the other Notes shall be paid ratably to the respective holders thereof (the "Holders") based on the respective outstanding principal amount of each of the Notes. The Issuer agrees to repay the entire principal amount of the Notes, and all accrued and unpaid interest thereon, on the Maturity Date (as defined below), unless this Note has been converted in accordance with Section 6 hereof.

SECTION 2.  Maturity Date.
            -------------

            The "Maturity Date" shall be June 1, 2000 (the "Initial Maturity Date"), provided, however, that at the Issuer's request, upon not less than five days written notice in advance of the Initial Maturity Date or the upcoming Extended Maturity Date (as defined below), as the case may be, the Issuer may, with the consent of the Holders, extend the Maturity Date for an additional thirty day period (each such extended Maturity Date being referred to as an "Extended Maturity Date"); provided, however, that no more than four such extensions shall be permitted hereunder.

SECTION 3.  Interest.
            --------

     (a) Interest on all amounts outstanding under the Notes shall be payable on the Initial Maturity Date and each Extended Maturity Date, if any. Interest shall be paid on the unpaid principal amount of the Notes at the rate of 15% per annum. All interest on the Notes shall be calculated on the basis of a 365 day year and the actual number of days elapsed. The Issuer shall pay interest on any overdue principal at the rate per annum set forth above; it shall pay interest on any overdue payment of interest at the same rate to the extent lawful.

     (b) Notwithstanding anything herein to the contrary, the interest payable by the Issuer with respect to the Notes shall not exceed the maximum amount permitted by applicable law and, to the extent that any payments in excess of such permitted amount are received by the Holder, such excess shall be considered payments in respect of the principal amount of the Notes.

SECTION 4.  Payments Generally.
            ------------------

     (a) Principal and interest hereunder shall be payable to the Holder without set-off or counterclaim by wire transfer of immediately available funds, in lawful money of the United States of America, to the bank account of the Holder as notified in writing to the Issuer.

     (b) If any payment on this Note becomes due and payable on a day other than a Business Day, the date such payment becomes due and payable shall be extended to the next succeeding Business Day, and with respect to payments of principal, interest thereon shall be payable during such extension at the rate set forth in Section 3 hereof.

SECTION 5.  Optional Redemption.
            -------------------

     At its option, the Issuer may prepay the Notes in whole or in part at any time or from time to time upon not less than 5 days' advance written notice to the Holder (the "Optional Redemption") but only to the extent that such Optional Redemption would not violate Section 10 hereof or result in a default or event of default under or in respect of the Senior Obligations. If the Issuer exercises such Optional Redemption, there shall be no prepayment penalty or premium.

SECTION 6.  Mandatory Conversion.
            --------------------

     Subject to the terms and provisions of this Section 6, the holders of the outstanding Notes shall have the right, at their option, exercisable by giving a Qualified Demand (as defined below) to the Issuer, to cause all outstanding indebtedness evidenced by the Notes (including default interest, if any, to the Conversion Time (as defined below)) to be converted, into shares of Series B Preferred Stock (as defined in the Purchase Agreement) as provided in the immediately following paragraph; provided, however, that (i) any Qualified
                                 --------  -------
Demand made on or prior to tenth day preceding the Maturity Date shall be deemed to be a demand to convert on the Maturity Date, and (ii) any Qualified Demand made subsequent to the tenth day preceding the Maturity Date shall be deemed to be a demand to convert on such date as may be selected by the Issuer and set forth in a written notice given to all holders of Notes but which shall in no event be earlier than the Maturity Date or later than the tenth day following the date of receipt by the Issuer of a Qualified Demand; provided further,
                                                         ----------------
however, the receipt by the Issuer of a Qualified Demand at any time prior to
-------
the Maturity Date shall not prevent the Issuer from paying the Notes in full on the Maturity Date and upon such payment, any Qualified Demand theretofore received by the Issuer shall be null and void. As used herein, a "Qualified Demand," means a written demand to convert the Notes into shares of Series B Preferred Stock made upon the Issuer by the holders of not less than 75% of the outstanding principal amount of the Notes. Any such Qualified Demand shall state that such demand is being made pursuant to this Section 6 and shall set forth the amount (the "Proposed Series B Conversion Price") to be included in
Section 5 (a) of the Certificate of Designation (as defined in the Purchase Agreement) as the "Conversion Price" of the shares of Series B Preferred Stock (the "Series B Conversion Price").

     Upon receipt by the Issuer of a Qualified Demand, the Issuer shall notify the holders of the Notes in writing (an "Issuer Notice") whether or not it agrees to the Proposed Series B Conversion Price, and if it does so agree it shall further state that it has received a Qualified Demand and that the Issuer will either (i) pay the full principal amount of the Notes and all accrued interest thereon on the then current Maturity Date (it being understood that the Issuer may elect this alternative only if such payment would not violate Section 10 hereof or result in a default or event of default under or in respect of the Senior Obligations), or (ii) issue, on the date specified in the Issuer Notice (the "Specified Date"), in exchange for the delivery of the Notes, shares of Series B Preferred Stock at the rate of one share of Series B Preferred Stock for each $100 of outstanding principal amount of the Notes and accrued interest thereon, if any, to the Specified Date, and cash in lieu of fractional shares. If the Qualified Demand was received by the Issuer on or prior to the tenth day preceding the Maturity Date, the Specified Date shall be the Maturity Date; if the Qualified Demand was received by the Issuer after the tenth day preceding the Maturity Date the Specified Date shall be a Business Day selected by the Issuer which shall not be earlier than the Maturity Date nor later than 10 days following the date on which the Issuer received the Qualified Demand. If the Issuer agrees to the Proposed Series B Conversion Price, such amount shall be the Series B Conversion Price and on or prior to the Conversion Date the

Issuer shall use its best efforts to (i) cause such amount to be set forth in the Certificate of Designation, and (ii) cause the Certificate of Designation to be duly executed on behalf of the Issuer and filed with the Secretary of State of the State of Delaware. If the Issuer does not agree with the Proposed Series B Conversion Price, it shall so inform the Holders, and it shall not be required to proceed with the mandatory conversion contemplated hereby. Under no circumstances will the Series B Conversion Price be greater than the conversion price then applicable to the shares of the Issuer's Series A Convertible Preferred Stock.

     Any conversion of the Notes shall be deemed to occur at 11:00 am New York time on the Specified Date (the "Conversion Time") and the rights of the holder of any Note shall cease with respect to such Note at such time and the holder of a Note shall thereafter be treated for all purposes as having become the record holder of the shares of Series B Preferred Stock into which such Note has been converted. Following the Conversion Time, the Issuer shall promptly deliver to each holder of a Note, upon surrender of such Note to the Issuer, a certificate representing the number of fully paid and nonassessable shares of Series B Preferred Stock into which such Note was converted, together with cash in lieu of any fractional shares.

SECTION 7.  Covenants.
            ---------

     In addition to the other undertakings herein contained, the Issuer hereby covenants to the Holder that so long as any amount payable hereunder is outstanding the Issuer shall perform the following obligations:

     (a)    Use of Proceeds. The Issuer shall use the proceeds of the Notes as
            ---------------
set forth in the Purchase Agreement.

     (b)    Merger, Consolidation, etc. The Issuer shall not consolidate with or
            --------------------------
merge with any other corporation or convey, transfer or lease substantially all of its assets in a single transaction or series of transactions to any Person unless:

            (i) either (A) the Issuer is the surviving corporation of such merger (in the case of a merger), or (B) the successor formed by such consolidation or the survivor of such merger (if other than the Issuer) or the Person that acquires by conveyance, transfer or lease substantially all of the assets of the Issuer as an entirety, as the case may be, is a corporation organized and existing under the laws of the United States or any State thereof (including the District of Columbia), and such Person has executed and delivered to the Holder its assumption (in form reasonably satisfactory to the Holder) of the due and punctual performance and observance of each covenant and condition of this Note; and

            (ii) immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing.

SECTION 8.  Events of Default.
            -----------------

     Except upon the occurrence of an event under (e) or (f) below, whereupon this Note shall become immediately due and payable without notice or declaration by the Holder, the Holder may, subject to Section 10, by written notice to the Issuer, declare this Note immediately due and payable, whereupon this Note and all sums due hereunder shall become immediately due and payable without protest, presentment, demand or notice (except the notice referred to above in this Section 8) or without petition to any court, all of which are expressly waived by the Issuer, if any of the following events (each an "Event of Default") shall occur:

     (a) principal or interest due under this Note shall not be paid as and when due, whether at maturity, by declaration or otherwise, except where such payment is prohibited by the terms of Section 10; or

     (b) any representation by the Issuer in the Purchase Agreement shall prove to be false or incorrect in any material respect as of the date made; or

     (c) the Issuer shall default in any material respect in the due performance of any term or covenant of this Note (which is not the subject of another subsection of this Section 8) which default, if remediable, shall continue unremedied for a period of thirty (30) days after the earlier of (i) the day an officer of the Issuer obtains actual knowledge of such default, and
(ii) the day the Holder gives written notice of such default to the Issuer; or

     (d) (i) the Issuer or any subsidiary is in default (as principal or as guarantor or other surety) in the payment of any principal of or premium or make-whole amount or interest on any Indebtedness that is outstanding in an aggregate principal amount of at least $2,000,000 beyond any period of grace provided with respect thereto, or (ii) the Issuer or any subsidiary is in default in the performance of or compliance with any term of any Indebtedness in an aggregate outstanding principal amount of at least $2,000,000 or of any mortgage, indenture or other agreement relating thereto or any other condition exists, and as a consequence of such default or condition such Indebtedness has become, or has been declared, due and payable before its stated maturity or before its regularly scheduled dates of payment; or

     (e) the Issuer or any subsidiary shall (i) apply for or consent to the appointment of a receiver, trustee or liquidator for itself or any of its assets or properties, (ii) admit in writing its inability to pay its debts as they mature, (iii) make a general assignment for the benefit of creditors, (iv) be adjudicated a bankrupt or insolvent, (v) file a voluntary petition in bankruptcy, or a petition or an answer seeking reorganization or an arrangement with creditors or to take advantage of any bankruptcy, reorganization, insolvency, readjustment of debt, dissolution or liquidation law or statute, or any answer admitting the material allegations of a petition filed against it in any proceeding under any such law or if action shall be taken by the Issuer or such subsidiary for the purpose of effecting any of the foregoing, (vi) have commenced against it any case, proceeding or other action of a nature described in (i) through (v) above which results in the

                                      -6-
entry of an order for relief, or which remains undismissed for a period of 60 days or (vii) take or be subject to any action similar to those specified in clauses (i) through (vi) in any jurisdiction; or

     (f) an order, judgment or decree shall be entered, without the application, approval or consent of the Issuer or any subsidiary, with respect to the Issuer or such subsidiary or all or a substantial part of the assets of the Issuer or any such subsidiary, appointing a receiver, trustee or liquidator of the Issuer or such subsidiary, or any similar order, judgment or decree shall be entered or appointment made in any jurisdiction, and such order, judgment or decree or appointment shall continue unstayed and in effect for a period of 60 days; or

     (g) a final judgment or judgments for the payment of money aggregating in excess of $2,000,000 are rendered against one or more of the Issuer and its subsidiaries and which judgments are not, within 60 days after entry thereof, bonded, discharged or stayed pending appeal, or are not discharged within 60 days after the expiration of such stay.

SECTION 9.  Application of Payments.
            -----------------------

     Each payment or prepayment received by the Holder hereunder, except as expressly set forth herein, shall be applied, first, to the payment of accrued interest on this Note to the date of such payment and second, to the payment of the principal amount of this Note.

SECTION 10. Subordination Agreement.
            -----------------------

     (a) The Issuer covenants and agrees and the Holder, by the Holder's acceptance hereof, likewise covenants and agrees, for itself and any future holder of this Note or the Indebtedness evidenced hereby, that, to the extent and in the manner set forth below in this Section 10, the Company's Senior Obligations will be senior in right of payment to the Debt. The Holder by accepting this Note acknowledges and agrees that the subordination provisions set forth in this Section 10 are, and are intended to be, an inducement and a consideration to each holder of any Senior Obligation, whether such Senior Obligation was created or acquired before or after the issuance of this Note, to acquire and continue to hold, or to continue to hold, such Senior Obligation and such holder of Senior Obligations shall be deemed conclusively to have relied on such subordination provisions in acquiring and continuing to hold, or continuing to hold, such Senior Obligations.

     (b) As used herein, "senior in right of payment" means that unless and until the Senior Obligations have been paid in full, without the express prior written consent of the holders of such Senior Obligations, the Holder will not take, demand (including by means of any legal action) or receive from the Issuer, and the Issuer will not make, give or permit, directly or indirectly, by set-off, redemption, purchase or in any other manner, any payment of or security for the whole or any part of the Debt (other than equity securities of the Issuer, including, but not limited to shares of Series B Preferred Stock upon conversion of the Note pursuant to Section 6 hereof); provided, however, that
                                                      --------  -------
(x) subject to clauses (i), (ii), (iii) and (iv) below, the Issuer may make, and the Holder may receive, scheduled payments on account of the Debt in accordance with the terms hereof except (i) during a Senior Blockage Period (as defined below),
(ii) when a default in the payment of any principal of, premium if any, or interest on the Senior Obligations has occurred and is continuing or would result therefrom, (iii) when any noncompliance with the requirements of Section 12.1(a) of the Amended and Restated Loan and Security Agreement (as defined below) has occurred and is continuing or would result therefrom, or (iv) an Insolvency Event occurs, and (y) upon the acceleration of the maturity of any Senior Obligations, the Holder may accelerate the scheduled maturities of the Debt if and to the extent permitted hereby at such time but such acceleration shall not give the Holder any right to take, demand (including by means of any legal action) or receive from the Issuer, or the Issuer the right to make, give or permit, directly or indirectly, by set-off, redemption, purchase or in any other manner, any payment of or security for the whole or any part of the Debt unless and until the Senior Obligations have been paid in full. As used herein "Senior Blockage Period" means a period commencing on the date that the holders of the Senior Obligations shall have delivered to the Issuer a Senior Blockage Notice (as defined below) and ending on the earliest of (A) 189 days after the date of such Senior Blockage Notice, (B) the date the default identified in such Senior Blockage Notice is cured or waived, (C) the date that the holders of the Senior Obligations shall have given notice to the Issuer of termination of the Senior Blockage Period, and (D) the date on which the Senior Obligations are paid in full. As used herein "Senior Blockage Notice" means a notice given to the Issuer by a holder of Senior Obligations that a Senior Blockage Event (as defined below) has occurred; provided, however, that under no circumstances may a Senior Blockage Notice be given more than one time during any 365 day consecutive period by or one behalf of each of (x) the holders of the Issuer's 10-3/4% Senior Notes due 2008, and (y) the holders of the Secured Obligations, as defined in the Amended and Restated Loan and Security Agreement. As used herein "Senior Blockage Event" means a default in the performance or observance of any term or condition relating to any Senior Obligations (other than a default in the payment of any principal of, premium, if any, or interest on the Senior Obligations or a default in compliance with the requirements of Section 12.1(a) of the Amended and Restated Loan and Security Agreement) has occurred and is continuing that, with the passage of time or the giving of notice, or both, permits or would permit the holders of the Senior Obligations to declare such Senior Obligations to be due and payable.

     (c) Any payment or distribution of assets of the Issuer, whether in cash, property or securities, to which the Holder would be entitled except for the provisions hereof, shall be paid or delivered by the Holder, or any receiver, trustee in bankruptcy, liquidating trustee, disbursing agent or other Person making such payment or distribution, to the holders of the Senior Obligations or their representative, as their respective interests may appear, to the extent necessary to pay in full all Senior Obligations, before any payment or distribution shall be made to the Holder.

     (d) The expressions "prior payment in full," "payment in full," "paid in full" and any other similar terms or phrases when used herein with respect to the Senior Obligations shall mean the payment in full in money or money's worth of all the Senior Obligations and the expression "any payment of or security for the whole or any part of the Debt" and any other similar terms of phrases when used herein shall not be deemed to include a payment or distribution of stock or securities of the Issuer provided for by a plan or reorganization or readjustment authorized by an order or decree of a court of competent jurisdiction in a reorganization proceeding under any applicable bankruptcy law or of any other corporation provided for by such plan of reorganization or readjustment, which stock or securities are subordinated in right of payment to all then outstanding Senior Obligations to the same extent as this Note is so subordinated as provided in this Section 10. The consolidation of the Issuer with, or the merger of the Issuer into, another Person or the liquidation or dissolution of the Issuer following the conveyance or transfer of all or substantially all of its properties and assets as an entirety to another Person upon the terms and conditions set forth in Section 7(b) shall not be deemed a "proceeding" for the purposes of this Section 10 if the Person formed by such consolidation or into which the Issuer is merged or the Person which acquires by conveyance or transfer such properties and assets as an entirety, as the case may be, shall, as a part of such consolidation, merger, conveyance or transfer, comply with the conditions set forth in Section 7(b).

     (e) If any payment or distribution, whether consisting of money, property or securities, is collected or received by the Holder in respect of the Debt, except payments of principal or interest permitted hereunder, the Holder forthwith shall promptly deliver the same to Issuer, in the form received, duly endorsed to Issuer. Until so delivered, such payment or distribution shall be held in trust by the Holder as the property of Issuer (subject to the interests of any holders of Senior Obligations, as their interests may appear), segregated from other funds and property held by the Holder.

     (f) As used herein, "Senior Obligations" shall mean collectively the unpaid principal of, premium, if any, and interest on (including, without limitation, interest accruing after the maturity thereof and interest accruing after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to the Issuer, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding) the Issuer's outstanding 10-3/4% Senior Notes due 2008, and all Secured Obligations, as defined in the Amended and Restated Loan and Security Agreement, dated effective as of January 6, 1998, as amended through and including the Eighth Amendment thereto, dated effective as of January 31, 2000 (the "Amended and Restated Loan and Security Agreement"), by and among the Issuer and the other borrowers and guarantors party thereto, the lenders party thereto, and Bank of America, N.A., as agent for such lenders, now or hereafter owing (including, without limitation, any increases thereof), and any and all renewals, extensions, restatements, replacements and refinancing thereof (whether among the same parties, or any of them, or with any other lender or lenders).

     (g) Issuer and Holder each agrees that (i) any default under or in connection with the Senior Obligations may be waived, and any demand for payment of any Senior Obligations made by any holder of Senior Obligations may be rescinded, in whole or in part by such holder, (ii) the holders of any Senior Obligations may exercise, or refrain from exercising, any rights and remedies in respect of the Senior Obligations, (iii) the Senior Obligations may be extended, modified, increased, compromised or released, in whole or in part and (iv) any agreement evidencing, securing or otherwise governing or relating to the Senior Obligations may be amended, renewed, extended, refinanced, increased, replaced or otherwise modified, in each case without impairing, releasing or otherwise affecting the provisions of Section 10.

     (g) Nothing set forth in this Section 10 shall be deemed in any way to limit or prevent the holder of this Note from exercising its rights under, or the Issuer from complying with its obligations under, Section 6 hereof, or prevent the Issuer at any time from issuing or the Holder from at any time receiving and retaining equity securities of the Issuer in exchange for or in full or partial satisfaction of the Debt evidenced hereby, regardless of whether or not any payment by the Issuer under this Note would otherwise be prohibited under the terms of this Section 10.

SECTION 11. Additional Definitions.
            ----------------------

     As used herein, the following terms have the respective meanings set forth below:

     "Business Day" means, for the purposes of this Note, any day other than a Saturday, a Sunday or a day on which commercial banks in New York are required or authorized to be closed.

     "Capital Leases" means, at any time, a lease with respect to which the lessee is required concurrently to recognize the acquisition of an asset and the incurrence of a liability in accordance with generally accepted accounting principles.

     "Debt" means collectively the unpaid principal of, premium, if any, and interest on (including, without limitation, interest accruing after the maturity date of the Notes and interest accruing after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to the Issuer, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding) the Notes and all other indebtedness of the Issuer in respect thereof, whether direct or indirect, absolute or contingent, due or to become due, now existing or hereafter incurred, in each case whether on account of principal, premium, interest, reimbursement obligations, fees, indemnities, costs, expenses or otherwise.

     "Default" means an event or condition the occurrence or existence of which would, with the lapse of time or the giving of notice or both, become an Event of Default.

     "Guaranty" means, with respect to any Person, any obligation (except the endorsement in the ordinary course of business of negotiable instruments for deposit or collection) of such Person guaranteeing or in effect guaranteeing any indebtedness, dividend or other obligation of any other Person in any manner, whether directly or indirectly, including (without limitation) obligations incurred through an agreement, contingent or otherwise, by such Person:

          (a) to purchase such indebtedness or obligation or any property constituting security therefor;

          (b) to advance or supply funds (i) for the purchase or payment of such indebtedness or obligation, or (ii) to maintain any working capital or other balance sheet condition or any income statement condition of any other Person or otherwise to advance or make available funds for the purchase or payment of such indebtedness or obligation;

          (c) to lease properties or to purchase properties or services primarily for the purpose of assuring the owner of such indebtedness or obligation of the ability of any other Person to make payment of the indebtedness or obligation; or

          (d) otherwise to assure the owner of such indebtedness or obligation against loss in respect thereof.

In any computation of the indebtedness or other liabilities of the obligor under any Guaranty, the indebtedness or other obligations that are the subject of such Guaranty shall be assumed to be direct obligations of such obligor.

     "Indebtedness" with respect to any Person, means, on any date of determination (without duplication):

          (a) its liabilities for borrowed money and its redemption obligations in respect of mandatorily redeemable Preferred Stock;

          (b) its liabilities for the deferred purchase price of property acquired by such Person (excluding accounts payable arising in the ordinary course of business consistent with past practice);

          (c) all liabilities appearing on its balance sheet in accordance with generally accepted accounting principles in respect of Capital Leases;

          (d) all liabilities for borrowed money secured by any lien with respect to any property owned by such Person (whether or not it has assumed or otherwise become liable for such liabilities);

          (e) all its liabilities in respect of letters of credit or instruments serving a similar function issued or accepted for its account by banks and other financial institutions (whether or not representing obligations for borrowed money);

          (f)  Swaps of such Person; and

          (g) any Guaranty of such Person with respect to liabilities of a type described in any of clauses (a) through (f) hereof.

     "Insolvency Event" means (A) a Loan Party (as defined in the Amended and Restated Loan and Security Agreement) shall commence a voluntary case under the federal bankruptcy laws (as now or hereafter in effect), (ii) file a petition seeking to take advantage of any other laws, domestic or foreign, relating to bankruptcy, insolvency, reorganization, winding up or composition for adjustment of debts, (iii) consent to or fail to contest in a timely and appropriate manner any petition filed against it in an involuntary case under such bankruptcy laws or other laws, (iv) apply for or consent to, or fail to contest in a timely and appropriate manner, the appointment of, or the taking of possession by, a receiver, custodian, trustee or liquidator of itself or of a substantial part of its property, domestic or foreign, (v) admit in writing its inability to pay its debts as they become due, (vi) make a general assignment for the benefit of creditors, (vii) take any corporate action for the purpose of authorizing any of the foregoing or (B) a case or other proceeding shall be commenced against a Loan Party or any of its subsidiaries in any court of competent jurisdiction seeking relief under the federal bankruptcy laws (as now or hereafter in effect) or under any other laws, domestic or foreign, relating to bankruptcy, insolvency, reorganization, winding up or adjustment of debts, or the appointment of a trustee, receiver, custodian, liquidator or the like of a Loan Party or any of its subsidiaries or of all or any substantial part of the assets, domestic or foreign, of a Loan Party or any of its subsidiaries.

     "Person" means an individual, partnership, corporation, limited liability company, association, trust, unincorporated organization, or a government or agency or political subdivision thereof.

     "Preferred Stock" means any class of capital stock of a corporation that is preferred over any other class of capital stock of such corporation as to the payment of dividends or the payment of any amount upon liquidation or dissolution of such corporation.

     "subsidiary" means, as to any Person, any corporation, association or other business entity in which such Person or one or more of its subsidiaries or such Person and one or more of its subsidiaries owns sufficient equity or voting interests to enable it or them (as a group) ordinarily, in the absence of contingencies, to elect a majority of the directors (or Persons performing similar functions) of such entity, and any partnership or joint venture if more than a 50% interest in the profits or capital thereof is owned by such Person or one or more of its subsidiaries or such Person and one or more of its subsidiaries. Unless the context otherwise clearly requires, any reference to a "subsidiary" is a reference to a subsidiary of the Issuer.

     "Swaps" means, with respect to any Person, payment obligations with respect to interest rate swaps, currency swaps and similar obligations obligating such Person to make payments, whether periodically or upon the happening of a contingency. For the purposes of this Note, the amount of the obligation under any Swap shall be the amount determined in respect thereof as of the end of the then most recently ended fiscal quarter of such Person, based on the assumption that such Swap had terminated at the end of such fiscal quarter, and in making such determination, if any agreement relating to such Swap provides for the netting of amounts payable by and to such Person thereunder or if any such agreement provides for the simultaneous payment of amounts by and to such Person, then in each such case, the amount of such obligation shall be the net amount so determined.

SECTION 12. Issuer's Obligations Unconditional.
            ----------------------------------

     Except as expressly set forth herein, the obligations of the Issuer hereunder are unconditional and neither any reference to any other document or agreement herein nor the subordination for the benefit of the holders of the Senior Obligations pursuant to Section 10 hereof is intended or shall be deemed to render the Issuer's obligations hereunder conditional as between the Issuer and the Holder.

SECTION 13. Assignment, Etc.
            ----------------

     (a)    This Note shall be binding upon each of the Issuer, the Holder and their respective successors and assigns; provided, however, the Issuer may
                                             --------  -------
not assign this Note without the prior written consent of the Holder. The Holder may sell, assign or transfer this Note without any requirement of consent by the Issuer, provided, however, that the Indebtedness evidenced by this Note shall continue to be subject to the terms of Section 10 hereof.

     (b) The Holder, by acceptance hereof, acknowledges that this Note and the shares of Series B Preferred Stock issuable upon conversion hereof in accordance with Section 6 hereof are being acquired solely for the Holder's own account and not as a nominee for any other party, and for investment, and that the Holder will not offer, sell or otherwise dispose of this Note or any shares of Series B Preferred Stock issuable upon conversion hereof in accordance with
Section 6 hereof except under circumstances that will not result in a violation of the Securities Act of 1933 or any state securities laws. Upon conversion of this Note in accordance with Section 6 hereof, the Holder shall, if requested by the Issuer, confirm in writing, in a form reasonably satisfactory to the Issuer, that the shares of Series B Preferred Stock to be issued to such Holder are being acquired solely for the Holder's own account and not as a nominee for any other party, for investment, and not with a view toward distribution or resale.

     (c) All shares of Series B Preferred Stock issuable upon conversion hereof in accordance with Section 6 hereof shall be stamped or imprinted with a legend in substantially the following form (in addition to any legend required by state securities laws):

     "THE SECURITIES REPRESENTED BY THIS CERTIFICATE OR RECEIVABLE UPON THE CONVERSION HEREOF OR AS A RESULT OF THE OWNERSHIP HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR THE SECURITIES LAWS OF ANY STATE. THE SECURITIES MAY NOT BE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS OR PURSUANT TO AN APPLICABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF SUCH ACT AND SUCH LAWS."

     "THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO A STOCKHOLDERS AGREEMENT AMONG THE COMPANY AND THE ORIGINAL PURCHASERS OF THE SECURITIES REPRESENTED HEREBY.

     TRANSFEREES OF SUCH SECURITIES SHOULD REVIEW SUCH AGREEMENT TO DETERMINE THEIR RIGHTS AND OBLIGATIONS."

SECTION 14. Indemnification.
            ---------------

     The Issuer shall pay, indemnify, and hold the Holder harmless from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses (including attorneys' fees and expenses) or disbursements of any kind or nature whatsoever ("Losses") arising out of or in connection with (a) the enforcement of any rights of the Holder under this Note, and (b) any claim (whether or not asserted in any legal proceeding), litigation, investigation, arbitration or proceeding relating to this Note (collectively, "indemnified liabilities") provided that the Issuer
                                                    --------
shall have no obligation hereunder to the Holder with respect to indemnified liabilities arising from the gross negligence or willful misconduct of the Holder. The agreements in this Section 11 shall survive the repayment of this Note and all other amounts payable hereunder.

SECTION 15. No Waiver, Cumulative Remedies.
            ------------------------------

     The Holder shall not by any act (except by a written instrument signed by the Holder), delay, indulgence, omission or otherwise be deemed to have waived any right or remedy hereunder or to have acquiesced in any Event of Default or in any breach of any of the terms and conditions hereof. No failure to exercise, nor any delay in exercising, on the part of the Holder, any right, power or privilege hereunder shall operate as a waiver thereof. No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. A waiver by the Holder of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which the Holder would otherwise have on any future occasion. The rights and remedies herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any rights or remedies provided by law.

SECTION 16. Waiver of Protest, Presentment, etc.
            ------------------------------------

     The Issuer hereby waives protest, presentment, notice of dishonor and notice of acceleration of maturity and agrees to continue to remain bound for the payment of principal, interest and all other sums due under this Note notwithstanding any change or changes by way of release, surrender, exchange, modification or substitution of any security for this Note or by way of any extension or extensions of time for the payment of principal and interest.

SECTION 17.  Notice.
             ------

     All notices, demands and other communications provided for or permitted hereunder shall be made in writing and shall be sent by registered or certified first-class mail, return receipt requested, telecopier, courier service or personal delivery:

               a. if to the Issuer, to the attention of each of its Treasurer and General Counsel, at:

                    Outboard Marine Corporation
                    100 Sea-Horse Drive
                    Waukegan, IL 60085
                    Facsimile No.: (847) 689-6246

               b.   if to the Holder:

                    Quantum Industrial Parters LDC
                    Kaya Flamboyan 9,
                    Villemstad
                    Curacao
                    Netherlands-Antilles

                    with a copy to:

                    Soros Fund Management LLC
                    888 Seventh Avenue
                    New York, NY 10016
                    Telecopy:  (212) 664-0544
                    Attention:  Michael Neus, Esq.

All such notices and communications shall be deemed to have been duly given: when delivered by hand, if personally delivered; when delivered by courier, if delivered by commercial overnight courier service; five business days after being deposited in the mail, post prepaid, if mailed; and when receipt is acknowledged, if telecopied. The Issuer or the Holder may change the address to which notices, demands and other communications hereunder are to be delivered by giving the other party notice in the manner herein set forth.

SECTION 18. Governing Law.
            -------------

     THIS NOTE AND THE LEGAL RELATIONS BETWEEN THE ISSUER AND THE HOLDER SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO THE PRINCIPLES OF CONFLICTS OF LAW THEREOF.

SECTION 19.  Consent to Jurisdiction and Service of Process.
             ----------------------------------------------

     Any legal action, suit or proceeding arising out of or relating to this Note or the agreements and transactions contemplated hereby may be instituted only in a state or federal court of the State of New York located in the borough of Manhattan and the Issuer agrees not to assert, by way of motion, as a defense or otherwise, in any such action, suit or proceeding, any claim that it is not subject personally to the jurisdiction of such court, that its property is exempt or immune from attachment or execution, that the action, suit or proceeding is brought in an inconvenient forum, that the venue of the action, suit or proceeding is improper or that this Note, the agreements contemplated hereby or the subject matter hereof or thereof may not be enforced in or by such court. The Issuer further irrevocably submits to the jurisdiction of any such court in any such action, suit or proceeding. Any and all service of process and any other notice in any such action, suit or proceeding shall be effective against the Issuer if given by registered or certified mail, return receipt requested, or by any other means of mail that requires a signed receipt, postage prepaid, mailed to the Issuer as herein provided.

SECTION 20. WAIVER OF JURY TRIAL.
            --------------------

     THE ISSUER HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS NOTE OR ANY AGREEMENT OR TRANSACTIONS CONTEMPLATED HEREBY AND FOR ANY COUNTERCLAIM IN CONNECTION HEREWITH.


                                    OUTBOARD MARINE CORPORATION



                                    By: /s/ Eric T. Martinez
                                        --------------------
                                        Name:  Eric T. Martinez
                                        Title: Interim CFO and Vice President
                                                  and Treasurer